EXHIBIT 10.5

                                 POWERDSINE LTD.

                         2003 ISRAELI SHARE OPTION PLAN
                         ------------------------------

1.      PURPOSE

The purpose of this Plan (as defined in Section 2.1 below) is to secure for PowerDsine Ltd., a company incorporated under the laws of the State of Israel (the "COMPANY") and its shareholders the benefits arising from ownership of share capital by employees, officers and directors of the Company and its Affiliates (as defined in Section 2.1 below), who are expected to contribute to the Company's future growth and success.

2.      DEFINITIONS

2.1     DEFINED TERMS

Initially, capitalized terms, as used in this Plan, shall have the meaning ascribed thereto as set forth below:

ADMINISTRATOR           Means the Company's  Board,  or a committee to which the
                        Board  shall have  delegated  power to act on its behalf
                        with  respect to this Plan.  Subject to the Articles (as
                        defined  herein),   the   Administrator,   if  it  is  a
                        committee, shall consist of at least two (2) members, or such greater number as may be determined by the Board.

AFFILIATE(S)            Means  a  present  or  future  entity  that  either  (i)
                        Controls the Company or is Controlled by the Company; or
                        (ii) is Controlled by the same person or entity that Controls the Company. Control is defined herein.

ALLOCATE and/or         With respect to Options, means the allocation of Options
ALLOCATED               by  the   Company   to  the   Trustee  on  behalf  of  a
                        Participant.

ARTICLES The Articles of Association of the Company, as may be amended from time to time.

BOARD                   The board of directors of the Company.

CAUSE                   when  used  in  connection  with  the  termination  of a
                        Participant's employment with, or services to the Company or an Affiliate, and forming the basis of such termination: (a) the definition ascribed to Cause in the individual employment agreement or services agreement between the Company and/or its Affiliate and the Participant, (b) if no such definition exists, then anyone of the following: (i) termination of engagement by the Company or an Affiliate, which under Israeli law denies the Participant's entitlement to severance pay;
                        (ii)  dishonesty  toward the  Company  or an  Affiliate,
                        (iii) insubordination with respect to reasonable directives of the Participant's direct supervisor or to directives of the Board, (iv) substantial malfeasance or nonfeasance of duty, (v) embezzlement of the Company's or an

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                        Affiliate's  funds,  (vi)  unauthorized   disclosure  of
                        confidential information, (vii) conduct substantially prejudicial to the business of the Company or Affiliate,
                        (viii) any substantial breach by the Participant of his/
                        her  employment  or  service   agreement  or  any  other
                        obligations towards Company or an Affiliate.

CHANGE IN               Any increase,  reduction or change or exchange of shares
CAPITALIZATION          for a  different  number  or kind  of  shares  or  other
                        securities    by   reason    of   a    reclassification,
                        recapitalization,  merger,  assets sale,  consolidation,
                        reorganization, issuance of warrants or rights, dividend
                        or  other  distribution  (whether  in the  form of cash,
                        shares  or  other  property),   share  split,  spin-off,
                        combination or exchange of shares, repurchase of shares, or change in corporate structure.

COMMENCEMENT DATE       Means  the  date on  which  the  vesting  schedule  with
                        respect to a Grant of Options begins, and unless otherwise determined by the Administrator, shall be the date on which such Grant of Options is Allocated.

CONTROL and/or          Shall have the meaning  ascribed  thereto in Section 102
CONTROLLED              (as defined herein).

DISABILITY              Means, (A) the definition of such term in the individual
                        employment or services agreement between the Company and/or an Affiliate and the Participant, or (B) if no such definition exists, then any physical or mental illness or injury as a result of which the Participant remains absent from work or is otherwise precluded from rendering his/her services to the Company and/or an Affiliate, for, (i) a period of two (2) consecutive months, or (ii) an aggregate of two (2) months in any twelve (12) month period. Disability shall occur upon the end of such period.

EXERCISE PRICE          Means,  the price  determined  by the  Administrator  in
                        accordance with Section 7.1 below, to be paid to the Company upon exercise of a granted Option and conversion of such Option into Underlying Shares.

GRANT LETTER            Means a letter  from the  Company or an  Affiliate  to a
                        Participant, in which the Participant is notified of the decision to grant Participant Options according to the terms of this Plan. The Grant Letter shall specify, among other things (i) the Tax Track that the Company chooses in accordance with Section 11 of this Plan; (ii) the Exercise Price; (iii) the number of Options granted to the Participant; and (iv) the time(s) at which all or portions of an outstanding Option becomes vested and exercisable by the Participant.

GRANT OF OPTIONS        Means  the  grant  of  Options  by  the   Company  to  a
                        Participant pursuant to a Grant Letter.

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HOLDING PERIOD          Means the period in which the Allocated  Options granted
                        to a Participant under Tax Tracks Through a Trustee, or, upon exercise of the Options, the Underlying Shares are to be held by the Trustee on behalf of the Participant, in accordance with Section 102, and pursuant to the Tax Track selected by the Company.

IPO Means the initial public offering of the Company's shares and the listing of such shares for trading on any recognized stock exchange or over-the-counter or computerized securities trading system.

LAW Means the laws of the State of Israel, as are in effect from time to time.

MERGER TRANSACTION      Means  (i) a sale  of all  or  substantially  all of the
                        assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the shares of the capital stock of the Company; or (iii) a merger, consolidation or like transaction of the Company with or into another corporation.

NOTICE OF EXERCISE      A notice of  exercise of Options as set forth in Section
                        7.4 below.

OPTION                  Means the right granted to a Participant to purchase one
                        (1) Share of the Company.

PARTICIPANT             Employee(s), officer(s) or director(s) of the Company or
                        any Affiliate, provided that such person does not Control the Company, on behalf of whom an Option is Allocated pursuant to this Plan.

PLAN or OPTION PLAN     Means this 2003 Israeli  Share  Option  Plan,  as may be
                        amended from time to time.

RETIREMENT              Means the termination of a Participant's employment as a
                        result of his/her reaching the earlier of (i) the age of retirement prescribed by Law; or (ii) the age of retirement specified in the Participant's employment agreement; or (iii) the Company's written consent for retirement.

SECTION 102 Means Section 102 of the Israeli Tax Ordinance, as may be amended from time to time.

SECTION 102 RULES       Means the Income Tax Rules (Tax  Relief for  Issuance of
                        Shares to Employees), 2003, as may be amended from time to time.

SHARE(S) Means Ordinary Shares of the Company, of nominal value NIS 0.10 each, subject to adjustment for any share splits, combinations or share dividends having the effect of a share split.

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SHARE REGISTER          The  Company's   shareholder   register   maintained  in
                        accordance with the provisions of applicable Law.

TAX ORDINANCE           Means the Israeli  Income Tax Ordinance  [New  Version],
                        1961, as amended, and any regulations, rules, orders or procedures promulgated thereunder.

TAX TRACK               Means  anyone of the three tax  tracks  described  under
                        Section 102, specifically:  (1) the "Capital Gains Track
                        Through a  Trustee";  (2)  "Income  Tax Track  Through a
                        Trustee";  or  (3)  the  "Income  Tax  Track  Without  a
                        Trustee"; each as more fully described in Sections 11.1 and 11.2 below.

TERM OF THE OPTIONS     Means, with respect to granted but unexercised  Options,
                        the time period set forth in Section 9 below.

TERMINATION OF          Termination   of  the  employment   relationship   of  a
EMPLOYMENT              Participant  who is  either  an  employee,  director  or
                        officer of the Company or an Affiliate, by either the Company, an Affiliate or the Participant.

TRUSTEE Means a trustee appointed by the Company to hold in trust, Allocated Options and the Underlying Shares issued upon exercise of such Options, on behalf of Participants.

TAX YEAR                A year beginning on January 1 and ending on December 31.

UNDERLYING SHARES       Means  Shares  issued or to be issued  upon  exercise of
                        Granted Options, all in accordance with this Plan.

2.2     GENERAL

Without derogating from the meanings ascribed to the capitalized terms above, all singular references in this Plan shall include the plural and vice versa, and reference to one gender shall include the other, unless otherwise required by the context.

3.      SHARES AVAILABLE FOR OPTIONS

3.1 The total number of Underlying Shares reserved for issuance under this Plan and any modification thereof, shall be determined from time to time by the Board. Such number of Shares shall be subject to adjustment as required for the implementation of the provisions of this Plan, in accordance with the provisions of Section 4 below.

3.2 If Options Granted and/or Allocated under this Plan expire or otherwise terminate in accordance with the provisions of this Plan, such expired or terminated Options shall become available for future Grants and Allocations under this Plan.

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4.      ADJUSTMENTS

        (a) In case of any Change in Capitalization, and in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, appropriate adjustments shall be made by the Administrator, whose determination shall be final, to the number and class of Shares which may be purchased and delivered under this Plan, and/or the number, class, and price of Shares covered by each outstanding Option, and/or the Exercise Price under outstanding Options. The Company may, but shall not be obligated to, provided for immediate maturity of all outstanding Options prior to the effectiveness of such Change in Capitalization, with all Options not being exercised within the time period specified by the Administrator being terminated. Upon the occurrence of any such adjustment, references in this Plan to Shares and Underlying Shares shall be construed to mean the Shares of the Company subject to this Plan, as determined by the Administrator and following such adjustment.

        (b) If the Change in Capitalization is the distribution of a cash dividend, the Company shall transfer to the Trustee the amount of dividend resulting from the Underlying Shares held by the Trustee for the benefit of Participants in accordance with the provisions of this Plan. The Trustee shall deduct all applicable taxes from the dividend amount and transfer the remaining dividend amount to such Participants.

5.      ADMINISTRATION OF THE PLAN

5.1     POWER

Subject to the Law, the Articles and any resolution to the contrary by the Board, the Administrator is authorized, in its sole and absolute discretion, to exercise all powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including without limitation,

(A)     To determine:

        (i) The Participants in the Plan, and the number of Options to be Granted for the benefit of each Participant. If the Administrator is a committee of the Board, then this authority shall be deemed to be an authority to make recommendations to the Board, which recommendations may or may not be approved by the Board in it sole discretion;

        (ii)    The time(s) at which Options shall be Granted;

        (iii)   The Exercise Price for any Granted Option;

        (iv)    The vesting period and schedule of any Granted Option;

        (v) Whether, to what extent, and under what circumstances an Option may be settled, canceled, forfeited, exchanged, or surrendered;

        (vi) Any terms and conditions in addition to those specified in this Plan under which an Option may be Granted; and

        (vii) Any measures, and to take any actions, as are deemed necessary or advisable for the administration and implementation of this Plan.

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(B)     To  interpret  the  provisions  of this  Plan  and to take  all  actions resulting therefrom, including without limitation,

        (i) Subject to Section 7 below, to accelerate the date on which any Granted Option under this Plan becomes vested and exercisable;

        (ii) To waive or amend provisions of this Plan relating to exercise of Options, including exercise of Options after termination of employment for any reason; and

        (iii)   To  amend  any  of  the  terms  of  this  Plan,   or  any  prior
                determinations of the Administrator.

(C) The Administrator may, at any time, and when applicable, after consultation with the Trustee, amend, alter, suspend or terminate this Plan. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under this Plan prior to the date of such termination.

5.2     LIMITATIONS

Notwithstanding the provisions of Section 5.1 above, no interpretations, determinations or actions of the Administrator shall contradict the provisions of Section 102, and no waiver or amendment with respect to this Plan shall have an adverse affect on the rights of any Participant in connection with any Granted Option under this Plan without first obtaining the written consent of the Participant being adversely affected.

6.      GRANT AND ALLOCATION OF OPTIONS

6.1     CONDITIONS FOR GRANT OF OPTIONS

Options may be granted at any time after:

        (A) This Plan has been approved by the necessary corporate bodies of the Company; and

        (B) All other approvals, consents or requirements necessary by Law have been received or met.

6.2     CONDITIONS FOR ALLOCATION OF OPTIONS

Options may be allocated thirty (30) days after a request for approval of this Plan has been submitted by the Company for approval, to the Israeli Income Tax Authorities pursuant to the requirements of the Tax Ordinance.

6.3     DATE OF GRANT OR ALLOCATION

        (A) The date on which Options shall be deemed Granted under this Plan shall be the date on which the Company notifies the Participant that an Option has been Granted thereto.

        (B) The date on which Options shall be deemed Allocated under this Plan shall be the date on which the Company notifies the Trustee that an Option has been Allocated in the name of the Trustee on behalf of a Participant.

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7.      EXERCISE OF OPTIONS

7.1     EXERCISE PRICE

The Exercise Price per Underlying Share deliverable upon the exercise of an Option shall be determined by the Administrator. The Exercise Price shall be set forth in the Grant Letter.

7.2     VESTING SCHEDULE

        (a) Options shall vest (i.e., Options shall become exercisable) at the dates set forth in the Grant Letter (the "VESTING DATES"). An Option may be subject to such other terms and conditions on the time(s) when it may be exercised as the Administrator may deem appropriate. The vesting provisions of individual Options may vary.

        (b) Unless otherwise determined by the Administrator, all Options Granted on a certain date shall be subject to the continued employment with or service to the Company or Affiliate by the Participant, from the date the Option is Granted until the end of the last Vesting Dates set forth in the Grant Letter.

7.3     MINIMUM EXERCISE

        (a) When exercising an Option, and unless restricted by the number of Underlying Shares available for exercise, the Participant must exercise his/her right to a minimum of one (1) unit of the Option. For the purposes of this Plan, one (1) 'UNIT' of an Option shall equal ten (10) Underlying Shares. An Option may not be exercised for fractional Shares.

        (b) The exercise by a Participant of a portion of the Options granted shall not cause the expiration, termination or cancellation of the remaining portions of Options that have vested and that are held by the Participant or the Trustee on behalf of the Participant.

7.4     MANNER OF EXERCISE

An Option may be exercised by a Participant at any time according to the Vesting Dates in the following manner:

        (A)     NOTICE OF EXERCISE

        The Participant shall sign and deliver to the Company, at its principal office, with a copy to the Trustee (if the Options are held by a Trustee), a notice of exercise of Option, in the form determined for such purpose by the Administrator (the "NOTICE OF EXERCISE"). Any form of Notice of Exercise must include the following details: (i) the identity of the Participant, (ii) the number of Options being exercised, and (iii) the aggregate Exercise Price to be paid for all Options being exercised (the "PURCHASE PRICE").

        (B)     PAYMENT OF EXERCISE PRICE

        Payment by the Participant to the Company of the Purchase Price shall be made in case or by certified check, in U.S. dollars or New Israeli Shekels ("NIS"), and if payment is made in NIS, to the extend the Exercise Price is noted in U.S. dollars, the amount shall be calculated at the representative rate of exchange known on the date of payment. The Administrator may, in its sole discretion, accept any other form of payment from the Participant.

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        (C)     ALLOCATION OF SHARES

        Upon the delivery of a duly signed Notice of Exercise and the payment to the Company of the Purchase Price, the Company shall issue the Underlying Shares to the Trustee (according to the applicable Holding Period) or to the Participant, as the case may be.

8.      WAIVER OF OPTION RIGHTS

        (a) At any time prior to the expiration of any Granted (but unexercised) Option, a Participant may waive his rights to such Option by providing the Company, at its principal office, written notice expressly waiving his/her rights to the Option(s) (the "WAIVER NOTICE"). A Waiver Notice shall specify the number of Options being waived and shall be signed by the Participant.

        (b) Upon receipt by the Company of the Waiver Notice, such Options shall expire and become available for future Grants and Allocations under this Plan.

9.      TERM OF THE OPTIONS

Unless earlier terminated pursuant to the provisions of this Plan, all Granted but unexercised Options shall expire and cease to be exercisable at 5:00 p.m. Israel time on the tenth (10th) anniversary of the Commencement Date of such Options.

10.     TERMINATION OF EMPLOYMENT

10.1    VOLUNTARY  TERMINATION BY PARTICIPANT AND TERMINATION BY COMPANY NOT FOR
        CAUSE

        (a) If Termination of Employment is voluntarily initiated by the Participant or is initiated by the Company other than for Cause (circumstances of Termination of Employment being ultimately determined by the Company or Affiliate, in their sole discretion), then any vested but unexercised Options on the date of Termination of Employment, Granted to the Participant may be exercised, provided they have not previously expired, not later than the first to occur of: (i) sixty (60) days after the date of Termination of Employment; or
(ii) the end of the Term of the Options.

        (b) All other Granted but unvested Options for the benefit of a Participant shall expire upon the date of Termination of Employment.

10.2    TERMINATION FOR CAUSE

        (a) If Termination of Employment is initiated by the Company or an Affiliate for Cause, the Participant's right to exercise any unexercised Options Granted to such Participant, whether vested or not on the date of Termination of Employment, shall cease as of such date of Termination of Employment, and the Options shall thereupon expire.

        (b) If, subsequent to the Termination of Employment for any reason other than for Cause, but prior to the exercise of Options Granted to such Participant, the Administrator determines that, either prior or subsequent to the Participant's Termination of Employment, the Participant engaged in conduct which would constitute Cause, then the Participant's right to exercise his/her, whether or not vested on the date of Termination of Employment, shall immediately cease upon such determination and the Options shall thereupon expire.

        (c) A determination by the Administrator as to the existence of Cause shall be final and conclusive for all purposes of this Plan.

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10.3    TERMINATION BY REASON OF DEATH, RETIREMENT, OR DISABILITY

        (a) DEATH. If Termination of Employment is by reason of death of the Participant, his/her estate, personal representative or beneficiaries may, exercise the Participant's Options, to the extent that the Participant would have been entitled to do so at the time of his/her death, at any time but not later than the first to occur of: (i) two (2) years following Participant's death; or (ii) the end of the Term of the Options.

        (b) DISABILITY AND RETIREMENT. If Termination of Employment is by reason of Retirement or Disability of the Participant, the Participant may exercise any portion of the Options which have vested on the date of Retirement or Disability, at any time but not later than the first to occur of: (i) one (1) year after the date of Retirement and two (2) years after the date of Disability, as the case may be; or (ii) the end of the Term of the Options. All other Granted Options for the benefit of a Participant and which have not vested on the date of Disability or Retirement, as the case may be, shall expire upon the date of Retirement or Disability, as applicable.

10.4    EXCEPTIONS

Notwithstanding the provisions of Sections 10.1, 10.2 and 10.3 above, the Administrator may, for individual special circumstances and in its sole discretion, extend the periods during which a Participant, or upon the death of a Participant, his/her estate, personal representative or beneficiaries, exercise any vested Options.

10.5    TRANSFER OF EMPLOYMENT OR SERVICE

Subject to the receipt of appropriate approvals from the Israeli Tax Authorities (if required), a Participant's right to Granted Options or the exercise thereof under this Plan, shall not terminate or expire solely as a result of the transfer of the Participant from the employ of the Company to an Affiliate or vice versa, whether as an employee, officer or director.

11.     TRUST ARRANGEMENT AND HOLDING PERIOD

11.1    TRUSTEE TAX TRACKS

        (a) If the Company elects to Grant Options pursuant to either (i) the Capital Gains Track Through a Trustee, or (ii) the Income Tax Track Through a Trustee, then, in accordance with the requirements of Section 102, the Company shall appoint a Trustee who will hold the Allocated Options and Underlying Shares issued upon exercise of Options, in trust on behalf of each Participant.

        (b) The Holding Period for the Options and Underlying Shares in each of the above referenced tracks will be as follows:

        (A) THE CAPITAL GAINS TAX TRACK THROUGH A TRUSTEE - if the Company elects to Allocate the Options according to the provisions of this track, then the Holding Period will be twenty-four (24) months from the end of the Tax Year in which the Options were Allocated to the Trustee on behalf of the Participant, or such shorter period as may be approved by the Israeli Tax Authorities.

        (B) INCOME TAX TRACK THROUGH A TRUSTEE - if the Company elects to Allocate Options according to the provisions of this track, then the Holding Period will be twelve (12) months from the end of the Tax Year in which the Options were Allocated to the Trustee on behalf of the Participant, or such shorter period as may be approved by the Israeli Tax Authorities.

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        (C)     Subject to the  provisions  of Section  102 and the  Section 102
                Rules,  Participants  are prohibited from (i) receiving from the
                Trustee,   or  (ii)  selling  or  otherwise   disposing  of  the
                Underlying Shares prior to the end of the applicable Holding Period. Notwithstanding the foregoing, if a Participant sells or otherwise disposes of Underlying Shares held by the Trustee on his/her behalf, prior to the end of the applicable Holding Period (a "Breach"), the Participant shall be responsible for the payment of all applicable taxes imposed as a result of such Breach, in accordance with the provisions of the Rules.

        (D) If the Company distributes rights, including an issuance of bonus shares, in connection with Options originally Allocated (the "Additional Rights"), all such Additional Rights shall be Allocated and/or issued to the Trustee for the benefit of Participants, and shall be held by the Trustee for the remainder of the Holding Period applicable to the Options originally Allocated. Such Additional Rights shall be treated in accordance with the provisions of the applicable Tax Track.

11.2    INCOME TAX TRACK WITHOUT A TRUSTEE

If the Company elects to Grant Options according to the provisions of this track, then the Options will not be subject to a Holding Period. To the extent the Company elects this track, then it reserves the right, upon an exercise of Options by a Participant under this Tax Track, to issue the Underlying Shares to the Trustee, who shall hold such Underlying Shares for the benefit of the Participant, for the purpose of ensuring due payment of any and all taxes ensuing there-from, all in accordance with the provisions of Section 16 of this Plan.

11.3    TRACK SELECTION

The Company, in its sole discretion,  shall elect under which of the above three
(3) Tax Tracks each Option is Granted and shall notify the Participant in the Grant Letter, which Tax Track applies to each Granted Option.

11.4    CONCURRENT CONDITIONS

The Holding Period, if any, is in addition to the vesting period as specified in the individual Grant Letter for each Participant. The Holding Period and vesting period may run concurrently, but neither is a substitute for the other, and each are independent terms and conditions for Options Granted under this Plan.

11.5    TRUST AGREEMENT

The terms and conditions applicable to the trust relating to the Tax Track selected by the Company, as appropriate, shall be set forth in an agreement between the Company and the Trustee (the "TRUST AGREEMENT").

12.     TERM OF SHARES HELD IN TRUST

No Shares or Additional Rights issued by the Company to the Trustee, nor Underlying Shares issued upon exercise of Options, shall be held by the Trustee on behalf of any Participant for a period longer than ten (10) years after the end of the Term of the Options. The Administrator shall instruct the Trustee as to the transfer of these Shares following the period set forth in this Section 12.

13.     RIGHTS AS A SHAREHOLDER

Except as specified in this Plan or in the Grant Letter, a Participant shall have all the rights and obligations of a shareholder of the Company with respect to Shares issued under this Plan, including all obligations specified in the Articles of Association of the Company.

14.     NO SPECIAL EMPLOYMENT RIGHTS

Nothing contained in this Plan or any Grant Letter shall confer upon any Participant any right with respect to the continuation of employment by or service to the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate such employment or service or to increase or decrease the compensation of the Participant with respect to such employment or service.

15.     RESTRICTIONS ON DISPOSITION OF OPTIONS AND SHARES

15.1    OPTIONS

        (a) Options Granted under this Plan: (i) are not transferable by Participants other than by will or the laws of descent and during the lifetime of a Participant may be exercised only by the Participant; and (ii) whether or not fully paid, may not be sold, assigned, transferred, pledged, encumbered, hypothecated or otherwise disposed of (each, a "DISPOSITION"); and (iii) are not assignable by operation of law, and shall not be subject to execution, attachment or similar process.

        (b) During the lifetime of a Participant, each and all of such Participant's rights to purchase the Underlying Shares may be exercised only by the Participant.

        (c) Any attempted Disposition contrary to the provisions of this Plan, and the levy of any execution, attachment or similar process upon an Option, whether directly or indirectly, shall be null and void.

15.2    SHARES

        (a) For as long as the Company is a private company, as defined in applicable Law, no Disposition of the Underlying Shares issued upon exercise of a Granted Option, may be effected for a period of six (6) months and one (1) day following the date on which the Underlying Shares have been exercised (the "SIX & DAY PERIOD").

        (b) In addition to the foregoing and unless otherwise determined by the Administrator, prior to the earlier to occur of: (1) the Company's IPO; or
(2) the end of a four (4) year period commencing on the date such Underlying Shares were issued to the Trustee as a result of the exercise of Options (the "RESTRICTION PERIOD"), no Disposition of the Shares may be effected except in the manner described in the provisions of this Section 15. Unless otherwise determined by the Administrator, any Underlying Shares issued upon exercise of Options, will be held by the Trustee until the earlier to occur of a Merger, as detailed in Section 15.3 below, an IPO or the end of the Restriction Period.

Following the end of the Restriction Period and the Six & Day Period, any Disposition of Underlying Shares shall be subject to the provisions of the Articles.

15.3    MERGERS

In a Merger Transaction, subject to obtaining the applicable approvals of the Israeli Tax Authorities, the Administrator in its sole discretion, may, but is not obligated to decide:

        (A) If, and to what extent the vesting period of unvested Options shall be accelerated;

        (B) If, and how vested Options, including Options with respect to which the vesting period has been accelerated according to
                Section 15.3(A) above, may be exercised, replaced and/or sold by the Trustee or the Company, as the case may be, on the behalf of Participants; and

        (C) The manner in which Underlying Shares issued upon exercise of the Options and held by the Trustee on behalf of Participants, shall be replaced and/or sold by the Trustee on behalf of the Participant.

15.4    ACCELERATION PROVISION

The Administrator may, in its sole discretion, include in individual Grant Letters, provisions according to which, in Merger Transaction, all or some of the unvested Options, shall automatically accelerate.

15.5    BRING ALONG PROVISIONS

Prior to an IPO, the bring along provisions contained in the Articles shall apply to the Participants with respect to the Underlying Shares held by the Trustee on their behalf.

15.6    LOCK UP

In addition to any Holding Period, in any registration of the Company's shares on any stock exchange, including an IPO, all Participants shall abide by a lock-up period of up to one hundred and eighty (180) days, or such longer period of time, all to the extent required by the underwriter(s) in such registration. For removal of doubt, extension of the period stated herein will not require the individual consent of each Participant and shall be automatic upon the request of said underwriter(s), in the sole discretion of the underwriter(s).

15.7    RIGHTS OF ORDINARY SHARES

Unless specifically restricted by this Plan and/or the provisions of the Grant Letter, the Shares issuable to a Participant upon a due exercise of an Option or any other securities of the Company so issuable, shall have the rights set forth in the Articles, and shall be subject to the obligations set forth in the Articles for holders of the same class of securities. Upon the registration of a Participant in the Share Register, the Participant shall be entitled to receive a copy of the Articles at his/her request.

16.     TAX MATTERS

        (a) This Plan shall be governed by, and shall conform with and be interpreted in compliance with, the requirements of Section 102 and any written approval from the Israeli Tax Authorities. All tax consequences under any applicable law (other than stamp duty) which may arise from the Grant or Allocation of Options, from the exercise thereof or from the holding or sale of Underlying Shares (or other securities issued under this Plan) by or on behalf of the Participant, shall be the sole liability of the Participant. The Participant shall indemnify the Company and/or Affiliate, as the case may be, and hold them harmless, against and from any liability for any such tax or any penalty, interest or indexing.

        (b) If the Company elects to Allocate Options according to the provisions of the Income Tax Track Without a Trustee (Section 11.2 of this
Plan), and if prior to the exercise of any and/or all of these Options, such Participant ceases to be an employee, director, or officer of the Company or an Affiliate, the Participant shall deposit with the Company a guarantee or other security as required by law, in order to ensure the payment of applicable taxes upon the exercise of such Options.

17.     WITHHOLDING TAXES

        (a) Whenever an amount constitutes withholding tax and such amount relates to Options Granted to a Participant and/or Underlying Shares issued upon the exercise thereof, is due from the Participant and/or the Company and/or an Affiliate and/or the Trustee, the Company and/or an Affiliate shall have the right to require payment of such withholding tax from a Participant in an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Furthermore, whenever Shares or any other non-cash assets are to be delivered pursuant to the exercise of an Option, or transferred thereafter, the Company and/or an Affiliate shall have the right to require the Participant to remit to the Company and/or to the Affiliate, or to the Trustee an amount in cash sufficient to satisfy any applicable withholding tax requirements related thereto. If such amount is not timely remitted, the Company and/or the Affiliate shall have the right to withhold or set-off (subject to applicable Law) such Shares or any other non-cash assets, pending payment by the Participant of such amounts.

        (b)     Until all taxes have been paid in accordance  with Rule 7 of the
Section 102 Rules, no Disposition in the Options and/or Underlying Shares may be effected, and no power of attorney or instrument of transfer, whether for immediate or future use may be validly given. Notwithstanding the foregoing, a Disposition in the Options and/or Underlying Shares may be validly effected in accordance with the provisions of Section 19 below, provided that, the transferee thereof shall be subject to the provisions of Section 102 and the
Section 102 Rules as would have been applicable to the deceased Participant were he or she to have survived.

18.     NO TRANSFER OF OPTIONS BY TRUSTEE

The Trustee is prohibited from transferring Options to any third party, including a Participant, except in accordance with instructions received from the Administrator.

19.     TRANSFER OF RIGHTS UPON DEATH OF A PARTICIPANT

No transfer of any right to an Option or Underlying Share issued upon the exercise thereof by will or by the laws of descent and distribution, shall be effective to bind the Company unless, the Company shall have been furnished with the following signed and notarized documents:

        (A) A written request for such transfer and a copy of the legal documents creating and confirming the right of the person acting with respect to the Participant's estate and of the transferee;

        (B) A written consent by the transferee to pay any amounts in connection with the Options and Underlying Shares any payment due according to the provisions of this Plan and otherwise abide by all the terms of this Plan; and

        (C) Any such other evidence as the Administrator may deem necessary to establish the right to the transfer of the Option or Underlying Share issued upon the exercise thereof and the validity of the transfer.

20.     NO RIGHT OF OTHERS TO OPTIONS

Subject to the provisions of this Plan, no person other than a Participant shall have any right with respect to Options Granted to the Participant under this Plan.

21.     EXPENSES AND RECEIPTS

The expenses incurred in connection with the administration and implementation of this Plan (including any applicable stamp duty) shall be borne by the Company. Any proceeds received by the Company in connection with the exercise of any Option may be used for general corporate purposes.

22.     REQUIRED APPROVALS

The effectiveness of this Plan is subject to the receipt of all approvals required under Section 102 and the Law.

23.     GOVERNING LAW

This Plan and all documents delivered or executed by the Company or an Affiliate in connection herewith shall be governed by, construed and administered in accordance with the Law. The district courts of Tel Aviv-Jaffa shall be the appropriate and exclusive venue for any disputes arising under and in connection with this Plan and any and all documents delivered or executed in connection hereto.

24.     TREATMENT OF PARTICIPANTS

The Company and/or an Affiliate are under no obligation to treat Participants in a uniform manner. Subject to the requirements of the Law resulting from the Company's election of a particular Tax Track, the terms of each Option may differ, in the sole discretion of the Administrator, from other Options Granted under this Plan at the same time, or at any other time. The Administrator may also grant more than one (1) Option to a given Participant during the term of this Plan, either in addition to, or in substitution for, one or more Options previously Granted to that Participant.

25.     NO CONFLICTS

If there is a conflict between the terms of this Plan and a Grant Letter, the provisions of this Plan shall prevail.

26.     PARTICIPANT UNDERTAKINGS

By entering into this Plan, the Participant shall (1) agree and acknowledges that he/she have received and read this Plan and the Grant Letter; (2) undertake all the provisions set forth in: Section 102 (including provisions regarding the applicable Tax Track that the Company has elected), the 102 Rules, the Plan, the Grant Letter and the Trust Agreement; and (3) subject to the provisions of
Section 102 and the Rules, undertake not to sell or release the Underlying Shares from trust before the end of the Holding Period (if any).

27.     ENFORCEABILITY

The provisions of this Plan shall be binding upon the Participant, his/her estate, personal representatives, heirs and beneficiaries.

28.     NOTICES

Each notice relating to this Plan and any Grant Letter issued hereunder shall be in writing and delivered in person or by first class mail, postage prepaid, to the address last known of the person to be notified. Each notice shall be deemed given on the date it is received. If delivered in person, it shall be deemed received upon such delivery. If sent by mail, it shall be deemed received no later than five (5) business days following its mailing. The Company's address for notice purposes is:

PowerDsine Ltd.
Attn: Sharon Eckstein, Vice President for Human Resources and/or Geri Katz, Chief Financial Officer
1 Hanagar Street, P.O.B 7220
Hod Hasharon 45421
Israel